Exhibit 99.1

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC. AND OPTEL CAPITAL, LLC
ANNOUNCE REVISED TERMS OF
PROPOSED FINANCING AND DEBT RESTRUCTURING

CLEARWATER, Fla., August 26, 2004 – Digital Lightwave, Inc. (Nasdaq: DIGL) announced today that on August 25, 2004, the board of directors of Digital Lightwave, Inc. (the “Company”) approved a non-binding term sheet with Optel Capital, LLC to provide financing and to restructure its outstanding debt with Optel Capital, LLC and Optel, LLC (collectively, “Optel”). This new term sheet supercedes the non-binding term sheet previously approved by the board of directors on May 21, 2004.

Pursuant to the new term sheet, Optel would extend the maturity of approximately $25.3 million in principal amount owed to it by the Company until December 31, 2005, and would extend the maturity of approximately $1.8 million of outstanding accrued interest plus new interest obligations for a period of one year following the completion of the restructuring of its debt. As of July 31, 2004, all of the outstanding principal and accrued interest owed to Optel matured and became due and payable in full upon demand by Optel at any time. In addition to extending the maturity of the outstanding debt, the new term sheet provides that Optel would also advance to the Company $1.7 million in additional funds.

In consideration of Optel extending the maturity of the outstanding debt and providing the new advance, the Company would make all of the outstanding debt and the new advance convertible into common stock of the Company at the option of Optel at any time prior to the extended maturity date at a conversion price based on the average trading price of the stock during the five day period preceding the date of any conversion.

As described above, the new term sheet includes several important changes from the old term sheet, including:

  Committed Additional Funding – Optel would commit to provide an additional $1.7 million in funds to the Company, compared to the old term sheet in which Optel did not commit to the amount of any new funding.
  Market-Based Conversion Price – The outstanding debt and the new advance would convert into common stock at a market-based conversion price at the time of conversion, compared to the old term sheet which provided that the outstanding debt and any new advances would convert at a fixed price.
  No Warrants – The Company would not issue Optel any warrants, compared to the old term sheet which provided that the Company would issue Optel two warrants, each of which would have been exercisable into the same number of shares of common stock as the number of shares into which the outstanding debt and any new advances would have been convertible.
  Maturity of Interest Payments – The outstanding accrued interest plus new interest obligations would mature on the one year anniversary of the closing of the restructuring, compared to the old term sheet which provided that such interest amounts would mature on December 31, 2005.
Consistent with the old term sheet, all of the outstanding debt and the new advance would continue to be secured by a first priority security interest in all of the assets of the Company and the Company would agree to file a registration statement covering the resale of the shares of common stock issuable upon conversion of the outstanding debt and the new advance.

Also consistent with the old term sheet, Optel has made it a condition to the outstanding debt and the new advance becoming convertible that such transaction be approved by a majority of the stockholders of the Company whom are not affiliated with Optel or any of its affiliates, and that in the event a majority of such stockholders do not approve such transaction, the outstanding debt and the new advance would immediately become due and payable in full. Optel is controlled by Dr. Bryan J. Zwan, the Company’s majority stockholder and chairman of the board of directors.

Mr. Robert Moreyra, chairman of the special committee of the board of directors commented, “The revised financing and debt restructuring proposal represents an important opportunity for the stockholders of the Company. The transaction proposed by Optel will provide the Company the resources necessary to continue its progress in executing its strategic plan.” Mr. Moreyra commented further, “During the first half of this year, the Company has made significant progress in the growth of sales and in the improvement of its operations. At the same time, the Company has successfully resolved substantially all of its previously reported litigation and disputes. The financial support of Optel has been instrumental in affecting these positive developments, as Optel has made additional advances to the Company of approximately $6.9 million since the old term sheet was approved by the board in May of this year.”

Jim Green, President and CEO of the Company, stated that, “The completion of this financing and debt restructuring transaction will be another important step in the successful execution of our business strategy. With the support of Optel, management continues to focus on sales growth and a return to profitability. We are cautiously optimistic with our progress, as demonstrated by the 210 percent growth in sales for the first half of this year, as compared to the same period in the prior year.”

The new term sheet is non-binding and for discussion purposes only and is subject to the execution and delivery of definitive documents. A copy of the new term sheet is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2004.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the "Company") provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. The Company’s customers -- companies that deploy networks, develop networking equipment, and manage networks -- rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company's wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to the Company. Accordingly, a number of factors could cause the Company’s actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company's filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor's Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:
James Green
Chief Executive Officer
Digital Lightwave, Inc.
727.519-2800